Exhibit   10.166

FORM OF
FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Amendment”) is made this 3rd day of August, 2001, by and among Display Technologies, Inc., a Nevada corporation (“Display” or “Parent”), Don Bell Industries, Inc., a Florida corporation (“Don Bell”); J. M. Stewart Manufacturing, Inc., a Florida corporation (“Stewart Manufacturing”); J. M. Stewart Corporation, a Florida corporation (“Stewart Corporation”); J. M. Stewart Industries, Inc., a Florida corporation (“Stewart Industries”); Vision Trust Marketing, Inc., a Florida corporation (“VisionTrust”); and Lockwood Sign Group, Inc., a Florida corporation (“Lockwood”) (jointly and severally, along with AmeriVision Outdoor, Inc., the “Borrower”); and SouthTrust Bank, an Alabama banking corporation formerly doing business as SouthTrust Bank, National Association, with its principal office in Birmingham, Alabama (“Bank”), and amends the Loan and Security Agreement by and among the Borrower and the Bank, among others, dated as of January 17, 2001, as amended by the Amendment to Loan and Security Agreement and Promissory Notes dated June 29, 2001, as further amended by the Second Amendment to Loan and Security Agreement and Promissory Notes dated July 13, 2001 as further amended by the Third Amendment to Loan and Security Agreement and Promissory Notes dated July 31, 2001 (as amended, the “Loan Agreement”).

R E C I T A L S:

A.     The Borrower and the Bank are parties to the Loan Agreement. Pursuant to the terms of the Loan Agreement, the Loans are scheduled to mature on August 3, 2001 (the “Existing Maturity Date”), unless earlier accelerated pursuant to the terms of the Loan Agreement.

B.     The Borrower has advised the Bank that it is not able to pay the Loans in full by the Existing Maturity Date. The Borrower has requested that the Bank agree to a modification of the Loan Agreement and the Loan Documents to provide, among other things, for an extension of the scheduled maturity of the Loans until October 31, 2001, in order to provide the Borrower with additional time within which to negotiate and close sales of the Borrower’s businesses and assets on a going concern basis. The Bank is willing to agree to such modification of the Loan Agreement and the Loan Documents and such extension of the scheduled maturity date, but only upon the terms and conditions set forth herein.

NOW, THEREFORE, Bank and Borrower agree as follows:

1.      Defined Terms.

a.      Capitalized terms used but not defined herein shall have the same meanings assigned to such terms in the Loan Agreement unless specifically modified or superseded hereby.

b.     The term “Agreement,” as used in the Loan Agreement, shall mean the Loan Agreement as modified hereby.

c.     The definition of the term “Aggregate Loan Values” in the Loan Agreement is deleted and replaced with the following definition: “the lesser of (i) the sum of $8,000,000.00 or (ii) the sum of the Loan Value of Accounts and the Loan Value of Inventory.”

d.     The definition of the term “Borrower” in the Loan Agreement is deleted and replaced with the following: “Display Technologies, Inc., a Nevada corporation; Don Bell Industries, Inc., a Florida corporation; J. M. Stewart Manufacturing, Inc., a Florida corporation; J. M. Stewart Corporation, a Florida corporation; J. M. Stewart Industries, Inc., a Florida corporation; Vision Trust Marketing, Inc., a Florida corporation; Lockwood Sign Group, Inc., a Florida corporation; and AmeriVision Outdoor, Inc., a Florida corporation; each a party to this Agreement, and any other corporation that from time to time joins in this Agreement as a Borrower.”

e.     The term “Collateral” in the Loan Agreement is amended to include, without limitation, all of the collateral described in the Security Agreement of even date herewith executed by the Ad Art Guarantors in favor of Bank.

f.     The definition of the term “Obligations” in the Loan Agreement is hereby amended to provide that such term includes, without limitation, any and all obligations to the Bank pursuant to the Ad Art Guaranty and the obligations to the Bank for the payment of the Non-Payment Fee and the Renewal Fee.

g.     Additional Defined Terms.

@	(1)	“Ad Art” shall mean Ad Art Electronic Sign Corporation, a Florida corporation and a wholly owned subsidiary of Display.

	(2)	“Ad Art Guarantors” shall mean Display, Don Bell, Stewart Manufacturing, Stewart Corporation, Stewart Industries, VisionTrust, and Lockwood, jointly and severally.

	(3)	“Ad Art Guaranty Obligations” shall have the same meaning as the term “Guaranteed Obligations” in the Ad Art Guaranty.

	(4)

“Ad Art Guaranty” shall mean the Guaranty of Payment of even date herewith executed by the Ad Art Guarantors in favor of Bank, pursuant to which Display guaranties the payment and performance of all obligations of Ad Art to the Bank, including, without limitation, all obligations of Ad Art to the Bank under the Loan and Security Agreement dated as of January 17, 2001 between Ad Art and Bank, as amended by Amendment to Loan and Security Agreement and Promissory Notes dated July 3, 2001 between Ad Art and the Bank, as amended by the Forbearance Agreement dated as of July 13, 2001 between Ad Art and the Borrower, the Promissory Note (Ad Art Electronic Sign Corporation) dated January 17, 2001 in the principal amount of $8,122,489.56 made by Ad Art to the order of the Bank, the Ad Art Winddown Note dated January 17, 2001 in the principal amount of $1,000,000.00 made by Ad Art to the order of the Bank, and the Irrevocable Letter of Credit # SB2128 in amount of up to $2,546,028.00 dated June 17, 1999 issued by the Bank for the account of Ad Art.

(5)	“Adjusted Overadvance Cap” shall have the meaning given to such term in Section 4 of this Agreement.

(6)	“Business Day” shall mean any day other than a Saturday, Sunday or a public or bank holiday under the laws of the State of Alabama.

(7)	“Cash Flow Forecast” shall have the meaning ascribed to such term in Section 9(b) of this Agreement.

(8)	“Existing Maturity Date” shall mean August 3, 2001, the date on which the Revolving Loan is scheduled to and shall mature under the terms of the Loan Agreement.

(9)

“Going Concern Sale” shall mean a sale or other disposition, outside of such Subsidiary’s ordinary course of business, by Borrower that closes on or before the Maturity Date, of (i) all or any of the Collateral, (ii) all or substantially all of the assets of any of the Subsidiaries, or (iii) any of the Subsidiaries Stock, each of which sale or sales shall be subject to the prior written consent of the Bank, in its sole and absolute discretion.

(10)	“J.M. Stewart” shall mean, collectively, Stewart Manufacturing, Stewart Corporation, and Stewart Industries.

(11)	“Maturity Date” shall mean November 3, 2001, or any earlier date on which the Revolving Loan becomes due and payable.

(12)	“Non-Ad Art Guaranty Obligations” shall mean all the Obligations excluding only the Ad Art Guaranty Obligations.

(13)	“Overadvance Cap” shall mean (1) $3,100,000.00, until the closing of a Going Concern Sale, or (2) after the closing of any Going Concern Sale, the Adjusted Overadvance Cap.

(14)	“Raymond James” shall mean Raymond James Capital Partners, L.P.

(15)	“Raymond James Guaranty” shall mean the Guaranty of Payment dated January 17, 2001 made by Raymond James in favor of the

Bank, as amended by the Amendment to Guaranty of Payment dated June 29, 2001 between Raymond James and the Bank.

(16)	“Subsidiaries Stock” shall mean all of the outstanding common and preferred stock issued by any of the Subsidiaries, and any and all proceeds therefrom.

(17)	“Subsidiaries” shall mean (1) Don Bell; (2) Lockwood Sign; and (3) J.M. Stewart.

(18)	“Updated Cash Flow Forecast” shall have the meaning ascribed to such term in Section 10(c) of this Agreement.

As used in this Agreement, (a) the word “including” is always without limitation, (b) words in the singular number include words of the plural number and vice versa, and (c) the term “costs” includes all fines, penalties, interest, internal expenses, amounts paid in settlement, fees, costs, and expenses of experts, witnesses, collection agents, and supersedeas bonds, and reasonable attorneys’ fees, costs, and expenses, whether incurred before or after demand for payment or the commencement of legal proceedings, and whether incurred pursuant to trial, appellate, mediation, bankruptcy, arbitration, administrative, or judgment-execution proceedings. All other capitalized terms used but not defined herein shall have the meanings ascribed to them in the Subordination Agreement, as the same is expressly modified hereby.

2.     Revolving Loan.  Section 2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“2.1     Revolving Loan.

“(a)

 Subject to the terms and conditions of this Agreement, provided no Event of Default exists, Bank shall lend to Borrower, when requested by Borrower, Revolving Loans aggregating up to the lesser of (i) $8,000,000.00 or (ii) the sum of (A) the Aggregate Loan Values as determined by Bank from the periodic reports submitted by Borrower to Bank, plus (B) the Overadvance Cap. Within these limits, Borrower may borrow, make payments, and reborrow under this Agreement; provided, however, that (1) all requests for advances under the Revolving Loan shall be in writing, signed by an officer of Borrower, and shall be submitted to Bank at least two (2) Business Days prior to the date on which funds are requested to be advanced; and (2) Borrower may obtain advances under the Revolving Loan only if it complies with all the following requirements: (i) Borrower delivers to Bank along with any advance request a list of the uses of the requested advance funds, which uses the Borrower certifies in writing are necessary to maintain the ordinary business operations of the Borrower; and (ii) at the time of each such advance request, no

Event of Default shall have occurred and be continuing, and the Borrower certifies in writing that there are no Events of Default under this Agreement or any of the other Loan Documents.

“(b)

 Borrower shall execute and deliver to Bank one amended and restated revolving note (the “Revolving Note”) in the face amount of the Revolving Loan, payable to the order of Bank and evidencing Borrower’s obligation to repay the Revolving Loan. The outstanding principal balance of the Revolving Loan shall bear interest until paid in full at a rate per annum equal to the Base Rate plus 2.75%. Interest shall be paid to Bank on the amount of the Revolving Loan outstanding and shall be payable monthly in arrears on the first day of each month beginning with February 1, 2001, and continuing on the same day of each month thereafter until the unpaid principal balance of the Revolving Loan has been repaid in full. The Base Rate on the date of this Agreement is ___ percent. Interest shall be calculated based on a 360-day year.

“(c)

 Borrower shall submit a Borrower’s Report in the form attached hereto as Exhibit “2.1(c)” (or in such other form as may be furnished by Bank from time to time) on the date of this Agreement and at least weekly thereafter during the term of this Agreement. Each such Borrower’s Report shall be signed by an officer or employee of Borrower authorized by the Board of Directors of that corporation to execute such reports, whose name(s) shall be included in a certified resolution furnished to Bank. Bank shall make disbursements under the Revolving Loan on an automatic basis by funding checks drawn on a controlled disbursement account to be established by Borrower with Bank. Bank shall make any disbursements under the Revolving Loan only if the terms and provisions of this Agreement have been satisfied, including the absence of an Event of Default.

“(d)

If the outstanding principal amount of the Revolving Loan at any time exceeds the lesser of (1) $8,000,000.00 or (2) the sum of (A) the Aggregate Loan Values as reflected on Borrower’s Report plus (B) the Overadvance Cap, Borrower shall immediately pay Bank such excess as a reduction of the principal amount of the Revolving Loan. Borrower may request and Bank may be willing in its sole and absolute discretion to make advances in excess of such maximum principal amounts. Bank shall enter any such advances as debits in the Loan Account. All advances in excess of the maximum principal amount shall be payable on demand, secured by the Collateral, and bear interest as provided in this Agreement for Revolving Loans generally.

’(e)	Borrower shall pay to Bank on the Maturity Date all outstanding principal and accrued interest with respect to the Revolving Loan not previously repaid.A

’(f)

From the date of this Agreement to and including the maturity date of the Revolving Loan, the outstanding principal balance of the Revolving Loan shall bear interest until paid in full at a rate per annum equal to the Base Rate plus 2.75% .’

3.      Adjustment of Overadvance Cap upon Closing of Any Going Concern Sale.  Upon the closing of any Going Concern Sale, the Overadvance Cap shall be adjusted (the “Adjusted Overadvance Cap”) to an amount, sufficient, in the Bank’s reasonable judgment after review of the Borrower’s Updated Cash Flow Forecast, to provide reasonable working capital to fund the ordinary and necessary business operations of the remaining Subsidiaries from the date of such Going Concern Sale until November 3, 2001; provided, however, that, without the Bank’s consent in its sole and absolute discretion, the Adjusted Overadvance Cap shall not be greater than $1,000,000.00.

4.      Non-Payment Fee.  The Borrower and Lender acknowledge and agree that, because the Borrower has not paid and is not able, by the Existing Maturity Date, to pay in full the Loans and all other Obligations and to obtain the release of or pay in full the 1997 Letter of Credit or deliver to Bank a backup letter of credit reasonably satisfactory to Bank for the 1997 Letter of Credit, the Borrower is unconditionally and fully liable to pay to the Bank the Non-Payment Fee in the amount of $250,000.00 as required by Section 2.11 of the Loan Agreement and that the Non-Payment Fee is due and payable in full, without offset, deduction or counterclaim of any kind or character whatsoever. Notwithstanding the foregoing, the Lender agrees that Lender shall forbear from demanding payment of such Non-Payment Fee until the earlier of the Maturity Date or the date on which all of the other Non-Ad Art Guaranty Obligations are paid in full.

5.      Renewal Fee.  In order to induce the Bank to enter into this Agreement, the Borrower covenants and agrees that it shall pay to the Bank a one-time loan restructuring and renewal fee in the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in cash (the “Renewal Fee”), earned and payable on the date of this Agreement, and that such Renewal Fee is due and payable in full, without offset, deduction or counterclaim of any kind or character whatsoever. Notwithstanding the foregoing, the Lender agrees that Lender shall forbear from demanding payment of such Renewal Fee until the earlier of the Maturity Date or the date on which all of the other Non-Ad Art Guaranty Obligations are paid in full.

6.      Security.

a.      Section 4.1 of the Loan Agreement is hereby amended by adding subparagraph (c) which provides as follows:

“(c)      A perfected Lien on all of the Subsidiaries Stock.”

b.       All of the Obligations shall also be secured by the Security Agreement of even date herewith executed by Display and the Subsidiaries in favor of the Bank.

c.       Any and all Collateral securing any of the Obligations and the proceeds therefrom shall be applied against the Obligations as follows:

(1)

first, all of the Non-Ad Art Guaranty Obligations will be paid in full from the Collateral before any payment or distribution of any kind, whether in cash, securities, obligations, or other property, is made on account of the Ad Art Guaranty Obligations, or distribution made to Borrower or any other creditor of the Borrower;

(2)	second, to the extent that any proceeds remain after payment in full of the Non-Ad Art Guaranty Obligations,

(a)

unless and until the Ad Art Guaranty Obligations have been paid in full, (i) thirty percent (30%) of such remaining proceeds shall be distributed to Lender for application against the Ad Art Guaranty Obligations, and (ii) seventy percent (70%) of such remaining proceeds shall be distributed to the Borrowers; and

(b)	upon payment in full of the Ad Art Guaranty Obligations, all of such remaining proceeds shall be distributed to the Borrowers.

7.       Term Loan.  Section 2.2(b) of the Loan Agreement is hereby amended by deleting the phrase “August 3, 2001” and replacing it with the phrase “November 3, 2001.”

8.       Reaffirmation of Representations and Warranties in Loan Documents.  Except for the representations in section 5.4, 5.6, 5.11, 5.12, 5.13 and 5.17, the Borrower hereby ratifies and reaffirms each of the representations and warranties made to the Bank in Article V of the Loan Agreement and avers that such representations and warranties remain true and correct as of the date of this Agreement.

9.       Additional Representations and Warranties of Borrower. In order to induce the Bank to enter into this Agreement, the Borrower also represents and warrants to the Bank as follows:

a.       Value of Collateral.  The Borrower represents and warrants that, unless the Bank agrees to such amendment, the Borrower will not be able to maintain its ordinary and reasonable business operations. The Borrower represents and warrants that, upon its best information and belief, the value of the Collateral, if liquidated by the Bank or liquidated by the Borrower on a quick-sale basis, the net proceeds derived from such liquidation would not be sufficient to pay in full the Loans and that no funds would be generated from such sales to make any payments to any creditors of the Borrower. The Borrower further represents and warrants that, upon its best information and belief, if the Bank agrees to extend the scheduled maturity date of the Loans and other Obligations pursuant to the terms of this Amendment and the Borrower is then able to sell the Collateral in an orderly manner on a going concern basis within such extended period, the net proceeds generated from such sales likely will be sufficient to pay in full and that there may be additional funds remaining to make additional payments to other creditors of the Borrower.

   b.       Cash Flow Forecast.  The Borrower represents and warrants that the Borrower’s cash flow forecasts attached hereto as Exhibit A and incorporated herein by reference, estimate, to the best of Borrower’s ability, the Borrower’s projected cash flow and its reasonable working capital needs for funding its ordinary and necessary business operations from the date hereof until November 3, 2001 (the “Cash Flow Forecast”).

10.       Reaffirmation of Covenants.  The Borrower hereby ratifies and reaffirms each of its covenants made in the Loan Documents, and further ratifies and reaffirms his, her or its obligation to and agreement with the Bank to perform such covenants for the benefit of the Bank.

11.       Additional Covenants of Borrower.  At all times during the term of this Agreement, and in order to induce the Bank to enter into this Agreement, the Borrower covenants and agrees as follows:

   a.       Engagement of Business Broker.  The Borrower (i) shall continue to operate the businesses of the Subsidiaries in the ordinary course, subject to the terms of the Cash Flow Forecasts furnished to the Bank, (ii) shall use its best efforts to close by the Maturity Date a Going Concern Sale or Sales for the highest and best price obtainable, (iii) shall have engaged by the date of this Agreement, and shall continue to engage throughout the term of this Agreement a qualified, reputable, national business broker with experience in marketing for sale businesses like those of the Borrower to assist the Borrower in negotiating and closing a Going Concern Sale or Sales, which broker shall be acceptable to the Bank in its reasonable judgment, (iv) shall furnish to the Bank promptly a copy of copy of any engagement agreement between the Borrower and any business broker or brokers, and (v) shall provide the Bank with copies of any and all offers it receives for the purchase of any of the Collateral, the Borrower, the Subsidiaries, any assets of the Borrower or any of the Subsidiaries, or any of the Subsidiaries Stock.

   b.       Best Efforts to Negotiate and Close Going Concern Sales of Subsidiaries.  The Borrower shall use its best efforts to negotiate and close a Going Concern Sale or Sales of the Subsidiaries that will result in the payment and satisfaction of all the Loans and a release of the Letter of Credit, including, without limitation, the payment of all prepayment penalties, non-payment fees, and other fees, charges, penalties, or other amounts that are or will become due under the Loan Agreement and other Loan Documents. The Borrower shall provide promptly to the Bank copies of any and all offers that it receives for the purchase of any of the Collateral, the Subsidiaries, any assets of the Subsidiaries, or any of the Subsidiaries Stock. Notwithstanding anything to the contrary herein, the Borrower acknowledges and agrees that any Going Concern Sale proposed by the Borrower is subject to the prior written consent of the Bank, which consent may be withheld by the Bank for any reason in its sole and absolute discretion.

   c.       Updated Cash Flow Forecast.  Prior to the closing of any Going Concern Sale, and as otherwise requested by the Bank, the Borrower shall furnish to the Bank an updated cash flow forecast for the remaining Subsidiaries, in substantially the same form as the Cash Flow Forecast, which updates, to the best of Borrower’s ability, the Borrower’s projected cash flow and its reasonable working capital needs for funding the ordinary and necessary business operations of the remaining Subsidiaries from the date of such Going Concern Sale until October 31, 2001 (the “Updated Cash Flow Forecast”).

12.       Events of Default.  Section 10 of the Loan Agreement is amended by adding the following Section 10.19:

“10.19  Guarantors.  If (a) Raymond James fails or refuses to furnish the Bank, within ten (10) days’ written request therefor, any financial information requested by the Bank pursuant to the terms of the Raymond James Guaranty, or (b) the aggregate amount of uncalled commitments from Raymond James’ investors becomes less than the maximum amount of Raymond James’ liability to the Bank under the Raymond James Guaranty.”

13.       Addresses.  Section 11.7 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“11.7  Addresses.  Any notice or demand which by any provision of this Agreement is required or provided to be given shall be deemed to have been sufficiently given or served for all purposes by being delivered in person or by facsimile to the party to whom the notice or demand is directed or by being sent as first class mail, postage prepaid, to the following address: If to Borrower, Display Technologies, Inc., ______________________ ___________________, Attention: President and with copies to: (1) Raymond James Capital Partners, L.P. c/o Raymond James Capital, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Gary A. Downing; (2) Kilpatrick Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia 30309, Attention: Larry D. Ledbetter; or if any other address shall at any time be designated by Borrower in writing to the holders of record of the Note at the time of such designation to such other address; and if to Bank, P. O. Box 2554, Birmingham, Alabama 35290. Attention: Special Assets Department (telecopy no.

205-254-4852), and with a copy to: Jay Bender, Bradley Arant Rose & White LLP 2001 Park Place, Suite 1400, Birmingham, Alabama 35203, or any other address shall at any time be designated in writing to Borrower, to such other address.”

14.        Conditions Precedent.  The obligations of the Bank under this Agreement, and the enforceability of the terms and conditions of this Agreement against the Bank, are conditioned expressly upon the satisfaction of the following conditions:

a.	The Borrower shall have delivered or caused to be delivered to Bank the following documents and instruments, all of which shall be satisfactory in form and substance to Bank and its counsel:

	(1)	this Agreement executed by the Borrower, along with all of the Exhibits to this Agreement;

	(2)	proof satisfactory to the Bank that all of the Borrowers are in good standing and existence and that each of them is authorized to enter into the transactions described herein;

	(3)	such security documents, duly-executed by the Borrowers, as necessary for the Bank to obtain perfected security interests and liens in all of the Collateral;

	(4)	delivery to Bank or its agent of certificates or other documents evidencing Display’s ownership interests in the Remaining Subsidiaries; and

	(5)	the Ad Art Guaranty, duly executed by Display;

b.	the Borrower shall have paid in cash all the reasonable legal fees and expenses (including, without limitation, any and all recording costs) of both the Bank and the Participant incurred through the date on which the Borrowers sign and deliver this Agreement to the Bank;

c.	the receipt by Bank of the Participant’s written consent to all of the transactions contemplated by this Agreement as may require the prior written consent of the Participant under the Participation Agreement;

d.	all representations and warranties of the Borrower to the Bank set forth herein, in the Loan Agreement or other Loan Documents, or in any other agreement between the Borrower and the Bank relating hereto shall be accurate and complete in all respects on and as of the date of this Agreement.

15.       Consent to Relief from Stay.  The Borrower hereby agrees that, in consideration of the recitals, waivers, and mutual covenants contained herein, and for other good and valuable consideration, including the amendment hereby, the Loan Agreement and the other Loan Documents, the receipt and sufficiency of which are hereby acknowledged, in the event any of the Borrower (by its own action, or the action of any other persons) shall, on or before the date Bank is paid in full on the indebtedness as evidenced by the Loan Agreement and the other Loan Documents, file with a bankruptcy court of competent jurisdiction or be the subject of any petition for relief under Title 11 of the U.S. Code (the “Bankruptcy Code”), as amended, or any otherwise applicable law of any jurisdiction, be the subject of any order for relief issued under the Bankruptcy Code, file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors, have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, liquidator, be the subject of any order, judgment or decree entered by any court or competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or relief for debtors, Bank shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Bank as provided in the Loan Agreement and the other Loan Documents, as hereby amended, and as otherwise provided by law, including, without limitation, its right to foreclose upon and repossess the Collateral, and each of the Borrowers hereby waives the benefits of such automatic stay and consents and agrees to raise no objection to any request made by Bank for such relief.

16.        Release.  Each of the Borrowers hereby releases, acquits, and forever discharges Bank, and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of Bank, and the Bank’s participant in the Revolving Loan, The Banker’s Bank (the “Participant”), and each and every past and present subsidiary, affiliate, stockholder, officer, director, agent, servant, employee, representative, and attorney of the Participant, from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which any of the Borrowers may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of Bank or Participant, existing or occurring prior to the date of this Agreement or any instrument executed prior to the date of this Agreement including, without limitation, any claims, liabilities or obligations arising with respect to the Loan Agreement or any of the Loan Documents. The provisions of this section shall be binding upon each of the Borrowers, and their respective successors and assigns, and shall inure to the benefit of Bank, the Participant, and their respective successors and assigns.

17. WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER AND BANK HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS AGREEMENT, THE

LOAN AGREEMENT, THE NOTES, THE LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, THE LOAN AGREEMENT, THE NOTES, THE LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AND BANK AGREE THAT EITHER OR BOTH OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE TRIAL BV JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN THEM SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

18.       Miscellaneous.

   a.       Scope of Agreement.  Except as expressly modified by this Agreement, the provisions of the Loan Agreement, the Revolving Note, the Term Note, and other Loan Documents shall remain in full force and effect. Nothing contained in this Agreement shall be construed to impair the security of the Bank under the Loan Agreement, the Revolving Note, the Term Note, and other Loan Documents , nor affect or impair any rights or powers that the Bank may have under the Loan Agreement, the Revolving Note, the Term Note, and other Loan Documents in case of the Borrower’s nonperformance of the terms, provisions and covenants contained in this Agreement or in the case of the occurrence of an Event of Default other than the Events of Default specified in the recitals to the Loan Agreement. All agreements of and undertakings by the Borrower pursuant to this Agreement are intended to be cumulative with any other agreements or undertakings by the Borrower under the Loan Agreement, the Revolving Note, the Term Note, and other Loan Documents and are not intended to limit the generality of any such agreement or undertaking. The Borrower hereby ratifies and confirms the validity and effectiveness of the Loan Agreement, the Revolving Note, the Term Note, and other Loan Documents as modified by this Agreement. This Agreement constitutes the entire agreement of the parties and may only be amended pursuant to a writing signed by all of the parties hereto.

   b.       No Waiver.  This Agreement is not intended to operate as, and shall not be construed as, a waiver of any Event of Default, whether known to Bank or unknown, as to which all rights of Bank shall remain reserved.

   c.       Governing Law.  This Agreement shall be governed by, and shall be construed in accordance with, the laws of the State of Alabama, without regard to principles governing conflicts of law, and all applicable laws of the United States of America.

   d.       Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same agreement among the parties.

   e.       Binding Nature.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

   f.       Captions.  The captions to the sections and paragraphs of the Agreement are for the convenience of the parties only, and are not a part of this Agreement.

   g.       Time of the Essence.  Time is of the essence under this Agreement.

   h.       No Release of Borrower.  Nothing herein is, or shall be construed as, a release of any of the obligations and liabilities of any of the Borrowers (including, without limitation, AmeriVision Outdoor, Inc., which is presently in chapter 11 bankruptcy and, therefore, is not a signatory to this Agreement), to the Bank under the Loan Agreement, the Revolving Note, the Term Note, and other Loan Documents, as the same are amended hereby, or of any of the Collateral securing the Borrower’s obligations to the Bank.

   i.       Further Documents.  Each of the Borrowers agrees to execute and deliver, or cause to be executed and delivered, to Bank from time to time such additional confirmatory or supplementary agreements, notices or other documents, instruments or agreements as Bank may, in its sole discretion, request which are in Bank’s judgment necessary or desirable to obtain for Bank the benefit of this Agreement.

   j.       Interpretation.  This Agreement shall be construed to liberally effectuate the rights and remedies of the parties hereto as expressed herein, and neither such principle of interpretation nor the express language of this Agreement shall be impaired or adversely affected by any instruments and documents executed in connection herewith. The deletion of any provision from a prior draft of this Agreement shall not and shall not be deemed to constitute (and shall not be used as) evidence of any fact or interpretation, since the parties may disagree as to the meaning and effect of such a deletion, as no prior draft of this Agreement shall be admissible as evidence of the meaning of this Agreement. Should any provision of this Agreement, the Loan Agreement, or any of the other Loan Documents require judicial interpretation, it is agreed that a court interpreting or construing same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation hereof and of the Loan Agreement and other Loan Documents.

   k.       No Course of Conduct.  At no time shall the prior or subsequent course of conduct by any of the Borrowers or Bank directly or indirectly limit, impair or otherwise adversely affect any of the parties’ rights or remedies in connection with this or any of the instruments and documents executed in connection herewith, since the parties hereto agree that this Agreement shall only be amended by written instruments executed by the parties, as provided herein.

   l.       No Third Parties Benefitted.  This Agreement is made and entered into for the protection and benefit of the parties hereto, the Participant, and their respective successors and assigns, and no other person or entity shall be a direct or indirect beneficiary of or have any direct or indirect cause of action or claim in connection with this Agreement, the Loan Agreement, or any of the other Loan Documents.

   m.       No Further Commitment.  Without limiting the foregoing, each of the Borrowers expressly acknowledges that (i) the Bank has not made and is not making any commitment for, and that there is no understanding, explicit or implicit, relating to, or affecting, financing for any time beyond the end of the Forbearance Period, and (ii) the Bank has made no commitment with respect to, and there is no understanding, explicit or implicit, relating to or affecting the terms of any further restructure or workout of the Loans other than as expressly provided in this Agreement.

   n.       Limited Relationships.  Neither Bank nor any representative of Bank at any time has agreed or consented to being an agent, principal, business associate or participant, joint venturer, partner or alter ego of any of the Borrowers or any of their affiliates, and no such relationship is contemplated. No person except employees of the Bank and the Bank’s counsel has at any time been directly or indirectly authorized by the Bank to directly or indirectly represent, speak or act for or on behalf of the Bank with respect to any matter whatsoever related to, arising out of or connected with this Agreement or any other matter or contract.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals effective as of the date first above written.

BORROWER:

DISPLAY TECHNOLOGIES, INC.,
a Nevada corporation

By: James C. Taylor
Its:

DON BELL INDUSTRIES, INC.,
a Florida corporation

By: James C. Taylor
Its:

J. M. STEWART MANUFACTURING, INC.,
a Florida corporation

By: James C. Taylor
Its:

J. M. STEWART CORPORATION,
a Florida corporation

By: James C. Taylor
Its:

J. M. STEWART INDUSTRIES, INC.,
a Florida corporation

By: James C. Taylor
Its:

VISION TRUST MARKETING, INC.,
a Florida corporation

By: James C. Taylor
Its:

LOCKWOOD SIGN GROUP, INC.
a Florida corporation

By: James C. Taylor
Its:

BANK:

SOUTHTRUST BANK

By:
Its:

STATE OF __________________              )
                                                                     :
_________________ COUNTY                  )

I, the undersigned, a notary public in and for said county in said state, hereby certify that , whose name as _______________ of Display Technologies, Inc. is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, in his capacity as such _______________, executed the same voluntarily on the day the same bears date.

Given under my hand and official seal this               day of                    , 2001.

Notary Public

[NOTARIAL SEAL]	My commission expires:

STATE OF _________________            )
                                                                 :
_______________ COUNTY                  )

I, the undersigned, a notary public in and for said county in said state, hereby certify that , whose name as _______________ of DON BELL INDUSTRIES, Inc. is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, in his capacity as such _______________, executed the same voluntarily on the day the same bears date.

Given under my hand and official seal this               day of                    , 2001.

Notary Public

[NOTARIAL SEAL]	My commission expires:

STATE OF ___________________            )
                                                                     :
_________________ COUNTY                  )

I, the undersigned, a notary public in and for said county in said state, hereby certify that , whose name as _______________ of J. M. Stewart Manufacturing, Inc. is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, in his capacity as such _______________, executed the same voluntarily on the day the same bears date.

Given under my hand and official seal this               day of                    , 2001.

Notary Public

[NOTARIAL SEAL]	My commission expires:

STATE OF ________________                  )
                                                                    :
___________________ COUNTY              )

I, the undersigned, a notary public in and for said county in said state, hereby certify that , whose name as _______________ of J. M. Stewart Corporation is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, in his capacity as such _______________, executed the same voluntarily on the day the same bears date.

Given under my hand and official seal this               day of                    , 2001.

Notary Public

[NOTARIAL SEAL]	My commission expires:

STATE OF _________________               )
                                                                    :
_________________ COUNTY                 )

I, the undersigned, a notary public in and for said county in said state, hereby certify that , whose name as _______________ of J. M. Stewart Industries, Inc. is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, in his capacity as such _______________, executed the same voluntarily on the day the same bears date.

Given under my hand and official seal this               day of                    , 2001.

Notary Public

[NOTARIAL SEAL]	My commission expires:

STATE OF ______________                      )
                                                                     :
________________ COUNTY                   )

I, the undersigned, a notary public in and for said county in said state, hereby certify that , whose name as _______________ of Vision Trust Marketing, Inc. is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, in his capacity as such _______________, executed the same voluntarily on the day the same bears date.

Given under my hand and official seal this               day of                    , 2001.

Notary Public

[NOTARIAL SEAL]	My commission expires:

STATE OF _______________                   )
                                                                    :
________________ COUNTY                  )

I, the undersigned, a notary public in and for said county in said state, hereby certify that , whose name as _______________ of Lockwood Sign Group, Inc. is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, in his capacity as such _______________, executed the same voluntarily on the day the same bears date.

Given under my hand and official seal this               day of                    , 2001.

Notary Public

[NOTARIAL SEAL]	My commission expires:

STATE OF ALABAMA                          )
                                                                 :
JEFFERSON COUNTY                          )

I, the undersigned, a notary public in and for said county in said state, hereby certify that , whose name as _______________ of SouthTrust Bank is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, in his capacity as such _______________, executed the same voluntarily on the day the same bears date.

Given under my hand and official seal this               day of                    , 2001.

Notary Public

[NOTARIAL SEAL]	My commission expires:

EXHIBIT A

Cash Flow Forecasts